UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to 240-14a-119(c) or 240 14a-12

AMERICAN PATRIOT FINANCIAL GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the Appropriate box):

☒	No fee required
☐	Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No:

(3)	Filing Party:

(4)	Date Filed:

AMERICAN PATRIOT FINANCIAL GROUP, INC.
P.O. Box 610
Greeneville, Tennessee 37744

May 21, 2009

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of American Patriot Financial Group, Inc. (the “Company”) to be held at 10:00 a.m. Eastern Daylight Time, on Friday, June 26, 2009, at the General Morgan Inn, 111 North Main Street, Greeneville, Tennessee.

At the meeting you will be asked to:

•	Elect two Class II directors to serve until the 2012 annual meeting of shareholders;
•	Ratify the appointment of Hazlett, Lewis & Bieter, PLLC as the Company’s independent accountants and auditors for fiscal year 2009; and
•	Transact such other business as may properly come before the meeting or any adjournment thereof.

We have enclosed a notice of annual meeting of shareholders, a proxy statement, and a form of proxy. The matters listed in the notice of annual meeting are more fully described in the proxy statement. Detailed information relating to the Company's activities and operating performance during fiscal year 2008 is contained in the Company's Annual Report on Form 10-K, which is being mailed to you with this proxy statement, but is not a part of the proxy soliciting material. If you do not receive or have access to the Annual Report on Form 10-K for the fiscal year ended December 31, 2008, you may request a copy from William J. Smead, Interim Chief Executive Officer, American Patriot Financial Group, Inc., P.O. Box 610, Greeneville, Tennessee 37744, (423) 636-1555. In addition, you may access and review our annual financial statements for the year ended December 31, 2008 at our website www.americanpatriotbank.com.

It is important that your shares are represented and voted at the meeting, regardless of the size of your holding. We would appreciate your completing the enclosed form of proxy so that your shares can be voted in the event you are unable to attend the meeting. If you are present at the meeting and desire to vote your shares personally, your form of proxy will be withheld from voting upon your request. Whether or not you plan to attend the meeting, it is important that you promptly complete, sign, date and return the enclosed form of proxy as soon as possible to:

Illinois Stock Transfer
209 W. Jackson Blvd., Suite 903
Chicago, Illinois 60606

Please RSVP to Sherilyn Bannach on or before June 14, 2009 at (423) 636-1555 if you plan on personally attending the annual meeting. If you have any questions in the interim, please do not hesitate to contact me.

Sincerely,

William J. Smead
Interim Chief Executive Officer

AMERICAN PATRIOT FINANCIAL GROUP, INC.
P.O. Box 610
Greeneville, Tennessee 37744

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be Held June 26, 2009

Notice is hereby given that the Annual Meeting of Shareholders of American Patriot Financial Group, Inc. (the “Company”) will be held on Friday, June 26, 2009, at 10:00 a.m. Eastern Daylight Time, at the General Morgan Inn, 111 North Main Street, Greeneville, Tennessee, for the following purposes:

1.	To elect two Class II directors to serve until the 2012 annual meeting of shareholders;
2.	To ratify the appointment of Hazlett, Lewis & Bieter, PLLC as the Company’s independent accountants and auditors for fiscal year 2009; and
3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Only shareholders of record at the close of business on April 27, 2009 are entitled to notice of and to vote at the annual meeting and any adjournment thereof.

Whether you expect to attend the meeting or not, please mark, sign, date, and return the enclosed proxy as promptly as possible to Illinois Stock Transfer, 209 W. Jackson Blvd., Suite 903, Chicago, Illinois 60606. In the event you attend the meeting, you may revoke your proxy at any time before balloting and vote your shares in person.

By Order of the Board of Directors

/s/ T. Don Waddell
T. Don Waddell
Secretary

May 21, 2009

Important Notice Regarding the Availability of Proxy Materials
for the Shareholder Meeting to be held on June 26, 2009

The Company’s Proxy Statement is available at

https://www.americanpatriotbank.com/a_investor.htm

AMERICAN PATRIOT FINANCIAL GROUP, INC.
P.O. Box 610
Greeneville, Tennessee 37744

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS

INTRODUCTION

This Proxy Statement and accompanying proxy are being furnished to shareholders of American Patriot Financial Group, Inc. in connection with the solicitation of proxies by the Board of Directors to be used at the 2009 annual meeting of shareholders (the “Annual Meeting”). Your vote is very important. For this reason, the Board of Directors is requesting that, if you are not able to attend the Annual Meeting, you allow your common stock to be represented at the meeting by the proxies named in the enclosed proxy card. This proxy statement, notice of annual meeting and proxy will be mailed to all shareholders on or about May 26, 2009.

American Patriot Financial Group, Inc., is a bank holding company for American Patriot Bank (the “Bank”), headquartered in Greeneville, Tennessee. We have tried to make this proxy statement simple and easy to understand. The Securities and Exchange Commission (“SEC”) encourages companies to use “plain English,” and we will always try to communicate with you clearly and effectively. We will refer to the Company throughout as “we,” “us,” or the “Company.”

INFORMATION ABOUT THE ANNUAL MEETING

When is the Annual Meeting?

Friday, June 26, 2009 at 10:00 a.m. Eastern Daylight Time.

Where will the Annual Meeting be held?

General Morgan Inn, 111 North Main Street, Greeneville, Tennessee.

What items will be voted upon at the Annual Meeting?

You will be voting upon the following matters:

1.	Elect two Class II directors to serve until the 2012 annual meeting of shareholders;
2.	Ratify the appointment of Hazlett, Lewis & Bieter, PLLC as the Company’s independent accountants and auditors for fiscal year 2009; and
3.	Transact such other business as may properly come before the meeting or any adjournment thereof.

Who can vote?

You are entitled to vote your common stock if our records show that you held your shares as of the close of business on April 27, 2009 (the “Record Date”). Each shareholder is entitled to one vote for each share of common stock held on the Record Date. On the Record Date, there were 2,389,391 shares of common stock outstanding and entitled to vote. The common stock is our only class of outstanding voting securities.

How do I vote by proxy?

If you sign, date and return your signed proxy card before the Annual Meeting, we will vote your shares as you direct. For the election of directors, you may vote for (1) all of the nominees, (2) none of the nominees, or (3) all of the nominees except those you designate. For the ratification of the Company’s auditors, you may vote “for” or “against” or you may “abstain” from voting.

If you return your signed proxy card but do not specify how you want to vote your shares, we will vote them “for” the election of the nominees for directors and “for” the ratification of Hazlett, Lewis & Bieter, PLLC as the Company’s auditors.

The Board of Directors knows of no other business to be presented at the Annual Meeting. If any matters other than those set forth above are properly brought before the Annual Meeting, the individuals named in your proxy card may vote your shares in accordance with their best judgment.

How do I change or revoke my proxy?

You can change or revoke your proxy at any time before it is voted at the Annual Meeting by:

1.	submitting another proxy with a more recent date than that of the proxy first given; or
2.	sending written notice of revocation to our corporate secretary, T. Don Waddell, c/o American Patriot Financial Group, Inc., P.O. Box 610, Greeneville, Tennessee 37744; or
3.	attending the Annual Meeting and voting in person, although attending the Annual Meeting will not by itself revoke your previously granted proxy.

If I plan to attend the Annual Meeting, should I still vote by proxy?

Yes. Casting your vote in advance does not affect your right to attend the Annual Meeting. Written ballots will be available at the Annual Meeting for shareholders of record. If you send in your proxy card and also attend the Annual Meeting, you do not need to vote again at the Annual Meeting unless you want to change your vote.

How many votes are required?

If a quorum is present at the Annual Meeting, the director nominees will be elected by a plurality of the votes cast in person or by proxy at the meeting, and the ratification of the independent auditors and any other matters submitted to the shareholders will require the affirmative vote of a majority of the votes cast in person or by proxy at the meeting. Our shareholders do not have cumulative voting rights with respect to the election of directors.

What constitutes as a “quorum” for the meeting?

A majority of the issued and outstanding shares of common stock, present or represented by proxy, constitutes a quorum. A quorum is necessary to conduct business at the Annual Meeting. You are part of the quorum if you have voted by proxy. As of April 27, 2009, there were 2,389,391 shares of common stock issued and outstanding, so 1,194,696 shares are necessary to constitute a quorum.

What is the effect of abstentions and broker non-votes?

Abstentions and broker non-votes will be treated as present for purposes of determining a quorum but as unvoted shares for purposes of determining the approval of any matter submitted to the shareholders for a vote.

Are you “householding” for shareholders sharing the same address?

No. While the SEC’s rules regarding the delivery of proxy materials to shareholders permit us to deliver a single copy of these documents to an address shared by two or more of our shareholders (a method of delivery known as “householding”), we are delivering one set of proxy materials to each shareholder of record, even if multiple shareholders share an address.

Who pays for the solicitation of proxies?

This proxy statement is being furnished in connection with the solicitation of proxies by the Company’s Board of Directors. The Company will pay the cost of preparing, printing and mailing material in connection with this solicitation of proxies. In addition to being solicited through the mails, proxies may be solicited personally or by telephone, facsimile, electronic mail, or telegraph by officers, directors, and employees of the Company and the Bank who will receive no additional compensation for such activities. Arrangements will also be made with brokerage houses and other custodians, nominees, and fiduciaries to forward solicitation materials to the beneficial owners of shares held of record by such persons. Such brokerage houses and other custodians, nominees, and fiduciaries will be reimbursed for their reasonable expenses incurred in such connection.

When are shareholder proposals for next year's annual meeting due?

Proposals by shareholders to be considered for inclusion in the proxy materials solicited by the directors for the annual meeting in 2010 must be received by the Secretary of the Company at P.O. Box 610, Greeneville, Tennessee 37744, no later than January 21, 2010. The use of certified mail, return receipt requested, is advised. To be eligible for inclusion, a proposal must comply with Rule 14a-8 and all other applicable provisions of Regulation 14A under the Securities Exchange Act of 1934.

If a shareholder, rather than placing a proposal in our proxy materials as discussed above, commences his or her own proxy solicitation for the 2010 annual meeting or seeks to nominate a candidate for election or propose business for consideration at such meeting, the shareholder must notify the Company of such proposal at the address above no later than April 6, 2010. If notice is not received by this date, the Company may exercise discretionary voting authority as to that matter under proxies solicited for the 2010 annual meeting.

PROPOSAL 1 — ELECTION OF DIRECTORS

The Board of Directors is divided into three classes, designated Classes I, II, and III, as nearly equal in number as the then total number of directors permits. The Board has nominated the following two persons to serve as Class II directors: Wendy C. Warner and Michael Burns, and if elected, they will serve until the 2012 annual meeting of shareholders. We do not anticipate that any of these nominees will be unavailable for election, but if such a situation arises, the proxy will be voted in accordance with the best judgment of the named proxies unless you have directed otherwise. The remaining members of the Board of Directors listed below will continue as members of the Board until their respective terms expire, as indicated below. Assuming a quorum is present, the election of directors requires a plurality of the votes cast by the shares of common stock entitled to vote in the election of directors.

Information about the individuals nominated as directors and the remaining members of the Board is provided below. Shares of common stock represented by proxy cards returned to us will be voted for the nominees listed below unless you specify otherwise.

CLASS II NOMINEES FOR ELECTION
(Terms Expiring 2009)

Name	Age	Business Experience During Past Five Years and Position Held With the Bank and the Company	Director Since
Wendy C. Warner	48	Real Estate; Director	2001*
Michael Burns	49	Banking; Director and President of the Company and the Bank	2008

*	Includes time served on Bank of Greeneville Board of Directors

Wendy C. Warner is a director of the Company and the Bank. Ms. Warner is the President of Warner Realty Company and SAWLEW Inc., all in Greeneville, Tennessee. She graduated from East Tennessee State University in 1986 with a B.S. in business administration. She has received the CCIM designation.

Michael Burns is a director of the Company and the Bank, effective December 16, 2008 and the President of the Company and the Bank effective March 5, 2009. Mr. Burns has been employed by the Bank in various capacities since 2000 when the Bank was organizing.

The Board of Directors recommends that you vote in favor of
the election of the above nominees for Class II directors.

CLASS III INCUMBENT DIRECTORS
(Terms Expiring 2010)

Name	Age	Business Experience During Past Five Years and Position Held with the Bank and the Company	Director Since
William J. Smead	63	Physician; Interim Chief Executive Officer; Director and Chairman of the Board	2001*
Roger A. Woolsey	54	Attorney; Director	2001*

*	Includes time served on Bank of Greeneville Board of Directors

William J. Smead is a director and serves as the Interim Chief Executive Officer and Chairman of the Board of the Company and the Bank. Dr. Smead is a physician and principal in The Greeneville Eye Clinic in Greeneville, Tennessee. He received his undergraduate degrees from University of Arkansas in Fayetteville, Arkansas, and he also received his Medical Degree from University of Arkansas.

Roger A. Woolsey is a director of the Company and the Bank. Mr. Woolsey practices law in Greeneville, Tennessee, with Woolsey & Woolsey attorneys at law. He received both his undergraduate degree and his law degree from the University of Tennessee in Knoxville.

CLASS I INCUMBENT DIRECTORS
(Terms Expiring 2011)

Effective May 15, 2009, the Company’s sole Class I director, Leonard B. Lawson, resigned from the Board of Directors of the Company and the Bank. The Board is actively seeking a replacement for Mr. Lawson.

EXECUTIVE OFFICERS

Our Board of Directors has the power to appoint our officers. Each officer will hold office for such term as may be prescribed by the Board of Directors and until such person's successor is chosen and qualified or until such person's death, resignation, or removal. The Company has the following executive officers in addition to Dr. Smead, the Interim Chief Executive Officer, and Michael Burns, President, whose descriptions are detailed above.

Name	Age	Present Position
T. Don Waddell	61	Chief Financial Officer, Secretary

T. Don Waddell serves as the Chief Financial Officer and Secretary of the Bank and the Company. Prior to joining the Bank, Mr. Waddell was a Certified Public Accountant in private practice and was the Chief Financial Officer of Greene County Bancshares, Inc., Greeneville, Tennessee, for eight years. Mr. Waddell received his undergraduate degree from East Tennessee State University in 1973.

Name	Age	Present Position
Douglas P. Archbold	64	Chief Credit Officer

Douglas P. Archbold serves as the Chief Credit Officer of the Bank and the Company. Prior to joining the Bank, Mr. Archbold held similar positions at other banks for a period spanning several decades. Mr. Archbold holds a baccalaureate degree in economics from Hobart College and a MBA in accounting and finance from Rochester Institute of Technology.

INFORMATION ABOUT THE BOARD OF DIRECTORS

Role of the Board

Pursuant to Tennessee law, the Company’s business, property and affairs are managed under the direction of our Board of Directors. The Board has responsibility for establishing broad corporate policies and for the overall performance and direction of the Company, but is not involved in day-to-day operations. Members of the Board keep informed of our business by participating in Board and committee meetings, by reviewing analyses and reports sent to them regularly, and through discussions with our executive officers.

Board Structure

The Company’s bylaws provide that the Board of Directors shall consist of no fewer than five nor more than 25 members. Effective May 15, 2009, the Company’s sole Class I director, Leonard B. Lawson, resigned from the Company’s and the Bank’s Board of Directors. As a result, the Board is currently composed of four members. The Board is actively seeking a replacement for Mr. Lawson.

The directors are divided into three classes, each of which is as nearly equal in number as possible. The directors in each class hold office for staggered terms of three years each. Staggered terms make it more difficult for shareholders, including those holding a majority of the Company’s common stock, to force an immediate change in the composition of a majority of the Board of Directors. Since the terms of only one-third of the incumbent directors expire each year, two annual meetings of shareholders would be required to change a majority of the Company’s directors, provided that no directors resigned, were removed, or died during their terms of office and the vacancies created thereby were not filled by an affirmative vote of a majority of the Board of Directors.

2008 Board and Committee Meetings

During 2008 the Bank’s Board of Directors held 21 meetings, the Audit Committee held four meetings, the ALCO Committee held 12 meetings, the Executive Committee held four meetings, the IT Committee held four meetings, and the Compensation Committee held eight meetings. All Board members attended at least 75% of our Board meetings and the meetings of the committees of which that director is a member.

Attendance at Annual Shareholders' Meeting

All directors are expected to attend the annual shareholders' meeting and their attendance is recorded in the minutes. All Board members attended the 2008 annual meeting of shareholders.

Board Committees

The Board has two standing committees: the Audit Committee and the Compensation Committee.

Audit Committee.  The Audit Committee consists of Messrs. Woolsey and Smead and Ms. Warner. The Audit Committee has the authority and responsibility to ensure the accuracy and reliability of the Company's financial statements; adequate internal controls and operating procedures; and compliance with all laws, regulations, and policies. No member of the Audit Committee is an “Audit Committee Financial Expert” as that term is defined in Item 407(d) of Regulation S-K. The Board believes that the expense to retain an Audit Committee Financial Expert at this time is cost prohibitive. However, the Board believes that each Audit Committee member has sufficient knowledge in financial and auditing matters to serve on the Audit Committee. The Committee has the authority to engage legal counsel or other experts or consultants as it deems appropriate to carry out its responsibilities.

Compensation Committee.  The Compensation Committee consists of Messrs. Woolsey and Smead and Ms. Warner. The Compensation Committee evaluates the performance of the Bank’s executive officers and determines their compensation. The Compensation Committee does not have a charter. Dr. Smead, who is also a named executive officer, does not participate in the discussion or approval of his compensation. Dr. Smead is currently not receiving any additional compensation for his role as Interim Chief Executive Officer.

Nominations for Directorships

The Company currently has no standing nominating committee because of the long tenure of the majority of the current directors, because a majority of the members of the Board are independent and because the Company has determined that the entire Board of Directors itself adequately serves the function of a nominating committee.

The Board has determined that all of the directors are independent under the NASDAQ’s listing standards except Dr. Smead, as he is currently also serving as the Interim Chief Executive Officer of the Company. Vacancies on the Board may be filled by a majority of the remaining directors.

With respect to the nominating process, the Board discusses and evaluates possible candidates in detail. The Board selects new nominees for the position of an independent director based on the following criteria:

•	Personal qualities and characteristics, experience, accomplishments and reputation in the business community.
•	Current knowledge and contacts in market areas the Bank serves in the banking industry or other industries relevant to the Company's business.
•	Diversity of viewpoints, background, experience and other demographics.
•	Ability and willingness to commit adequate time to Board and committee matters.
•	The fit of the individual’s skills and personality with those of other directors and potential directors in building a Board that is effective and responsive to its duties and responsibilities.

The Board does not set specific, minimum qualifications that nominees must meet in order for the Board to select them as nominees, but rather believes that each nominee should be evaluated based on his or her individual merits, taking into account the needs of the Company and the composition of the Board of Directors.

Once a candidate is identified whom the Board wants seriously to consider and move toward nomination, the Chairman of the Board, the Chief Executive Officer, the President and/or other directors will enter into a discussion with that nominee.

Shareholder Nominations of Directors

The Board will consider nominees recommended by shareholders, and any such nominee is given appropriate consideration in the same manner as other nominees using the same criteria described above and considering the additional information referred to below. Shareholders who wish to submit nominees for director for consideration by the Board for election may do so by submitting in writing such nominees’ names in compliance with the procedures as described below, to the Chairman of the Board, in care of the Corporate Secretary. A shareholder’s nomination must contain:

•	A statement that the writer is a shareholder and is proposing a candidate for consideration by the Board;
•	The name of and contact information for the candidate;
•	A statement of the candidate’s business and educational experience;
•	Information regarding each of the factors listed above, sufficient to enable the Board to evaluate the candidate;
•	A statement detailing any relationship or understanding between the proposing shareholder and the candidate;
•	A statement that the candidate is willing to be considered and willing to serve as a director if nominated and elected; and
•	A statement of the number of shares of the Company's common stock that the nominating shareholder holds of record or in which the nominating shareholder has a beneficial interest and the number of such shares that have been held for more than one year.

The Company does not pay a fee to any third party to identify or evaluate or assist in the identification or evaluation of potential nominees to its Board. All directors are expected to attend the annual meeting of shareholders each year, and their attendance is recorded in the minutes.

Shareholder Communication with the Board of Directors

Shareholders desiring to communicate with our Board of Directors on matters other than director nominations should submit their communication in writing to the Chairman of the Board of Directors, c/o Corporate Secretary, American Patriot Financial Group, Inc., 3095 Andrew Johnson Highway, Greeneville, Tennessee 37745, and identify themselves as a shareholder. The Corporate Secretary will forward all such communication to the Chairman of the Board for a determination as to how to proceed.

PROPOSAL 2 — RATIFICATION OF THE APPOINTMENT OF HAZLETT, LEWIS
& BIETER, PLLC AS THE COMPANY'S INDEPENDENT ACCOUNTANTS
AND AUDITORS FOR FISCAL YEAR 2009

The Board of Directors has confirmed the appointment by the Audit Committee of Hazlett, Lewis & Bieter, PLLC (“HLB”) as the Company’s independent accountants and auditors for fiscal year 2009. HLB has served as independent accountants and auditors of the Company since May 22, 2007. HLB replaced Pershing Yoakley & Associates, P.C. (“PYA”), which served as the independent accountants and auditors of the Bank and the Company since November 30, 2004. The Company's Board of Directors approved the appointment of HLB, based upon the recommendation of the Audit Committee of the Board of Directors.

PYA's reports on the Company's consolidated financial statements for each of the years ended December 31, 2006 and December 31, 2005, did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the years ended December 31, 2006 and December 31, 2005, and the subsequent interim period through May 22, 2007, there were no disagreements with PYA on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to PYA's satisfaction, would have caused PYA to make reference to the subject matter of the disagreement in connection with its report on the Company's consolidated financial statements for such years.

None of the reportable events described in Item 304(a)(1)(v) of Regulation S-K occurred within the two most recent fiscal years of the Company ended December 31, 2008.

Prior to engaging HLB, the Company did not consult with HLB regarding any of the matters or events set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

Representatives of HLB will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Assuming a quorum is present, a majority of the votes cast at the Annual Meeting is required to ratify the appointment of HLB as the Company’s independent accountants and auditors for fiscal year 2009.

For services rendered in 2007 and 2008 by HLB, our current independent auditors, and by PYA, our former independent auditors, in 2007, we incurred the following fees:

Audit Fees

The aggregate fees billed by HLB for audit of our annual financial statements and the reviews of the financial statements included in our forms 10-Q for fiscal year 2008 were $90,016. The aggregate fees billed by PYA and HLB for audit of our annual financial statements and the reviews of the financial statements included in our Forms 10-Q for fiscal year 2007 were $6,040 and $77,219, respectively.

Audit Related Fees

None.

Tax Fees

The aggregate fees billed by HLB for professional services for tax compliance, tax advice and tax planning in fiscal year 2008 were $10,450, of which $2,450 and $8,000 were for IRS accounting method change and preparation of tax returns, respectively. The aggregate fees billed by HLB for professional services for tax compliance, tax advice and tax planning in fiscal year 2007 were $7,500 for preparation of tax returns. PYA billed $0 for tax fees in 2007.

All Other Fees

There were no fees billed by PYA or HLB for other services rendered in 2008 or 2007.

The Audit Committee has adopted pre-approval policies and procedures for audit and non-audit services to be performed by HLB, as the registered public accounting firm that performs the audit of our consolidated financial statements that are filed with the SEC. All services by HLB must be pre-approved by the Audit

Committee. The Audit Committee considered whether the provision of audit-related and other non-audit services conflicts with HLB’s independence and found that this provision of services is compatible with maintaining the principal accountant’s independence.

The Audit Committee approved all of the above services performed by PYA and HLB.

The Board of Directors recommends that you vote FOR the ratification of Hazlett, Lewis & Bieter,
PLLC as the Company's independent accountants and auditors for fiscal year 2009.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the aggregate remuneration paid by the Company for services for the years ended December 31, 2007 and December 31, 2008 to the individuals listed below (each a “Named Executive Officer,” and collectively, the “Named Executive Officers”) of the Company. No other officer of the Company or the Bank received compensation in excess of $100,000 during 2008 or 2007.

Name and Principal Position	Year	Salary ($)		Bonus ($)	Other Annual Compensation ($)		Total ($)
Jerry A. Simmerly Former President and Chief Executive Officer(1)	2008	$182,351		$25,000	$16,873	(3)	$224,224
	2007	$116,946	(2)	$0	$7,500	(4)	$124,446

J. Robert Grubbs Former President and Chief Executive Officer(5)	2008	$57,277		$0	$500	(6)	$57,777
	2007	$174,111		$0	$21,409	(7)	$195,520

Douglas P. Archbold Sr. Vice President and Chief Credit Officer	2008	$141,441		$1,000	$0		$142,441
	2007	$141,980		$0	$0		$141,980

None of the named executive officers in the summary compensation table received any stock awards, option awards, non-equity incentive plan compensation, or had non qualified deferred compensation earnings.

(1)	Mr. Simmerly resigned from the Bank and the Company effective March 5, 2009.
(2)	Includes $25,000 signing bonus.
(3)	Includes Director fees of $16,500 and an automobile allowance of $373.
(4)	Includes Director fees of $7,500.
(5)	Mr. Grubbs resigned from the Bank and the Company on January 29, 2008.
(6)	Includes Director fees of $500.
(7)	This amount includes Director fees of $13,000, an automobile allowance of $6,928 and life insurance of $1,481.

Employment Agreements

Employment agreements in place with respect to the Named Executive Officers are as follows:

Jerry Simmerly

The following were the material terms of the employment agreement entered into by and between the Company and Mr. Simmerly. Mr. Simmerly resigned from the Company and the Bank March 5, 2009.

Primary Position:  President and Chief Operating Officer for American Patriot Bank (later appointed as Chief Executive Officer)

Secondary Position:  Board of Directors for American Patriot Bank

Office Location:  Maryville/Knoxville Metro Area

Base Salary:  $150,000 per year paid twice a month with annual reviews. Increases in salary will be determined by the Board of Directors Compensation Committee. The above salary amount is conditioned on satisfactory performance of the above described responsibilities including meeting goals and objectives established by the Board.

Incentive Bonus Structure:  The Board of Directors will implement a bonus program whereby Executive may receive up to 40% of annual base salary based on goals to be predetermined by the Board. Goals may include but not necessarily limited to ROA, ROE, earnings, asset growth, safety and soundness, and compliance.

Director Employment:  Executive agrees that if his employment as an Executive Officer of the Bank is terminated that his role as director may also be terminated simultaneously by the Board. All directors must be approved by majority of shareholders to remain in office.

Automobile:  Terms agreeable for type and amount to be approved by the Board.

Stock Appreciation Rights Agreement, Deferred Director Compensation Agreement, and Change of Control:  Executive will be able to participate in the above cited Agreements.

Reimbursement:  The Bank will reimburse for all appropriate expenses including travel, meals, cell phone, etc. used for the growth of American Patriot Bank.

Insurance:  Family insurance to be paid for by the Bank, currently Blue Cross Blue Shield.

Vacation and Sick Days:  Four weeks per year of Vacation and Five additional days of paid sick leave.

Other: 401(k) and profit sharing plan per Bank policy.

Termination:  The effect of termination for the Stock Appreciation Rights Agreement, Director Compensation Rights Agreement, Director Deferral Compensation Agreement, and the Change of Control Agreement will be determined and controlled solely by the language of those particular agreements.

Termination for Cause:  Not withstanding any provision of this Employment Terms Agreement to the contrary, the Bank shall not distribute any benefit under this agreement or any other agreement if the executive employed with the Bank is terminated by the Bank or any applicable bank regulator due to a “Termination for Cause.”

“Termination for Cause” means separation from service for:

(a)	Gross negligence for gross neglect of duties to the Bank; or
(b)	Conviction of a felony or of a gross misdemeanor involving moral turpitude in connection with the Executive’s employment with the Bank; or
(c)	Fraud, dishonesty or willful violation of any law or significant Bank policy committed in connection with the Executive’s employment and resulting in a material adverse effect on the Bank.

Termination Other Than for Cause:  Either party may terminate this Employment Terms Agreement other than for cause upon written notice to the other party. In the event that the Bank or Executive terminates this Agreement other than for cause, the Executive should receive all accrued and vested incentives that are not controlled by the language of the Stock Appreciation Rights Agreement, Director Deferred Compensation Agreement, or Change of Control Agreement.

In the event that the Executive terminates this Employment Terms Agreement, he agrees not to solicit the Bank’s customers or employees to leave the service of the Bank or to compete directly or indirectly with the Bank within fifty miles of any Bank office for a period of one year from the separation of service. The Executive may not serve on the Board of Directors of, be employed by, or be a consultant for any financial institution other than the Bank or Bank Holding Company or be employed by any other financial institution or act as a consultant or otherwise influence employees or customers to join said other financial institution for a period of one year after Separation of Service.

No other Named Executive Officer has an employment agreement with the Company.

Cash Bonus

Mr. Simmerly and Mr. Archbold received bonuses in the amount of $25,000 and $1,000, respectively, for 2008. These amounts are contained in the Summary Compensation Table above.

Equity Incentive

Currently, we do not have an equity incentive plan, but at various times our Board of Directors, at its discretion, has granted stock option awards to the Chief Executive Officer and other executive officers as well as other employees.

Outstanding Equity Awards At Fiscal Year-End 2008

The following table sets forth information with respect to our outstanding option awards as of December 31, 2008 for our Named Executive Officers.

Outstanding Equity Awards at Fiscal Year-end

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Jerry A. Simmerly(1)	0	0	0	0	N/A	0	0	0	0
J. Robert Grubbs(2)	0	0	0	0	N/A	0	0	0	0
Douglas P. Archbold	15,000	0	0	17.00	09/01/2014	0	0	0	0

(1)	Mr. Simmerly resigned from the Bank and the Company effective March 5, 2009.
(2)	Mr. Grubbs resigned from the Bank and the Company on January 29, 2008.

The Company does not have a plan that provides for the payment of retirement benefits to a Named Executive Officer, and there are no contracts or agreements that provide payments to a Named Executive Officer at, following, or in connection with, the resignation, retirement or other termination of a Named Executive Officer, or a change in control of the Company.

The Compensation Committee of the Board is currently comprised of three directors on the Board of Directors and is responsible for making decisions concerning cash and other compensation paid to our Chief Executive Officer and our other Named Executive Officers. Executive officers who are also Compensation Committee members do not participate in discussions or vote on matters relating to their compensation. Except for the executive officers that are also members of the Compensation Committee, each member of the Compensation Committee is independent within the meaning of NASDAQ’s listing standards, except Dr. Smead, who is currently serving as the Company’s Interim Chief Executive Officer, and is appointed annually.

The Compensation Committee has the authority to make all decisions relating to executive officer compensation, which are then reviewed by the full Board. They may delegate that authority to other persons specifying what authority is so delegated and to whom. Dr. Smead, who is also an executive officer, does not participate in the discussion or approval of his compensation. Dr. Smead is currently not receiving any additional compensation for his role as Interim Chief Executive Officer.

The Compensation Committee meets periodically to evaluate the compensation and fringe benefits of our Named Executive Officers. The Compensation Committee met eight times during 2008.

Director Compensation Table

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Michael Burns(2)	1,000	0	0	0	0	0	1,000
Don E. Claiborne(3)	1500	0	0	0	0	0	1500
Leonard B. Lawson(4)	3,450	0	0	0	13,992	0	17,442
William J. Smead	4,700	0	0	0	13,992	0	18,692
Wendy C. Warner	5,750	0	0	0	13,992	0	19,742
Roger A. Woolsey	3,800	0	0	0	13,992	0	17,792

None of the directors received any stock awards, option awards, non-equity incentive plan compensation or any other compensation.

(1)	Information regarding director compensation received by Jerry A. Simmerly, who resigned from the Company and the Bank effective March 5, 2009, and J. Robert Grubbs, who resigned from the Company and the Bank effective January 29, 2008, is included in the above Summary Compensation Table for named executive officers under the section titled “Executive Compensation.”
(2)	Mr. Burns was elected to the Board of Directors on December 16, 2008. When Mr. Simmerly resigned from the Company and the Bank on March 5, 2009, Mr. Burns was appointed to serve as the President of the Company and the Bank and continues to serve as a member of the Board of Directors.
(3)	Mr. Claiborne resigned from the Board of Directors of the Company and the Bank effective January 29, 2008.
(4)	Mr. Lawson resigned from the Board of Directors of the Company and the Bank effective May 15, 2009.

Director Compensation

All Directors receive $500 for each Board meeting they attend. The directors, other than those individuals who also serve as officers, receive $150 for each committee meeting they attend. All directors receive an annual retainer of $6,000. During 2008, the Bank paid $93,168 in directors' fees.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of April 27, 2009, the Company’s records indicate the following number of shares of common stock were beneficially owned by (i) each person who is a director or a Named Executive Officer of the Company and (ii) all directors and executive officers as a group. Management is not aware of any change in control of the Company which has occurred since the Bank commenced operations on July 9, 2001, other than the share exchange with the Company on January 23, 2004, or any arrangement which may, at a subsequent date, result in a change in control of the Company. Management of the Company does not know of any person who owns, beneficially or of record, more than 5% of the Company’s outstanding common stock other than Dr. Smead, as indicated below. Except as otherwise indicated, each shareholder listed below has sole voting and investment power as to the shares owned by that person.

Directors and Named Executive Officers

	Amount of Beneficial Ownership of Common Stock (#)		Percentage Ownership of Common Stock (%)(1)
Douglas P. Archbold 380 Golf Trace Drive Greeneville, TN 37743	15,000	(2)	*
Michael Burns 30 Capri Drive Greeneville, TN 37745	71,314	(3)	2.96
J. Robert Grubbs(4) 1706 Brentwood Drive Greeneville, TN 37743	1		*
Leonard B. Lawson(5) 290 Meadowwood Greeneville, TN 37745	44,014	(6)	1.84
Jerry A. Simmerly(7) P.O. Box 610 Greeneville, Tennessee 37744	10,000		*
William J. Smead 330 Patricia Lane Greeneville, TN 37743	135,166	(8)	5.66
T. Don Waddell 231 Fairfield Drive Greeneville, TN 37745	22,000	(9)	*
Wendy C. Warner 401 Oak Grove Avenue Greeneville, TN 37745	36,689		1.54
Roger A. Woolsey 3104 Charlie Doty Road Greeneville, TN 37743	39,486	(10)	1.65
All executive officers and directors as a group (9 persons)	373,670		15.30

*	Less than one percent.
(1)	Based on 2,389,391 shares of common stock issued and outstanding as of April 27, 2009, plus, for each person, any shares of common stock that person has the right to acquire within 60 days pursuant to stock options.
(2)	Includes 15,000 exercisable stock options.
(3)	Includes 21,400 exercisable options, 10,500 shares owned jointly by Mr. Burns and his wife, 585 shares owned by Mr. Burns’ wife, 664 shares owned by Mr. Burns’ daughter and 665 shares owned by Mr. Burns’ son.
(4)	Mr. Grubbs resigned from the Bank and the Company on January 29, 2008.
(5)	Mr. Lawson resigned from the Board of Directors of the Company and the Bank effective May 15, 2009.
(6)	Includes 30,750 shares held in Lawson Chevrolet Retirement Fund and 125 shares owned by Mr. Lawson’s son.
(7)	Mr. Simmerly resigned from the Bank and the Company on March 5, 2009.
(8)	Includes 67,000 shares beneficially owned by Dr. Smead's wife, 150 shares owned by Dr. Smead’s mother-in-law, 80 shares owned by grandchildren, and 300 shares beneficially owned by each of Dr. Smead's three daughters to which Dr. Smead disclaims beneficial ownership of 600 shares.
(9)	Includes 16,000 exercisable stock options.
(10)	Includes 1,800 shares beneficially owned by each of Mr. Woolsey's two children and 850 shares beneficially owned by Mr. Woolsey's wife.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Some directors and officers of the Bank and the Company are customers of the Bank and have had and expect to have loan transactions with the Bank in the ordinary course of business. In addition, some of the directors and officers of the Company and the Bank are, at present, as in the past, affiliated with businesses that are customers of the Bank and that have had and expect to have loan transactions with the Bank in the ordinary course of business. These loans were made in the ordinary course of business and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other parties. In the opinion of the Board of Directors, these loans do not involve more than a normal risk of collectibility or present other unfavorable features.

Other Directorships and Family Relationships

No director of the Company currently serves as a director of any other public company. We are not aware of any family relationships between any of our directors and executive officers.

CODE OF ETHICS

The Board of directors of the Company has adopted a code of ethics that applies to all directors and executive officers of the Company, including the principal executive officer, the principal financial officer, and the principal accounting officer (the “Executive Management Team”). The code of ethics, which fulfills the requirements of the criteria established by applicable Securities and Exchange Commission regulations, is part of the code of ethics that applies to all employees of the Bank. The code of ethics is available at the Bank's website at www.americanpatriotbank.com. The Company will also provide a copy of the code of ethics free of charge to any person requesting a copy from the Company in writing. Such requests should be sent to the attention of William J. Smead, Interim Chief Executive Officer, at the address above.

AUDIT COMMITTEE REPORT OF THE BOARD OF DIRECTORS

The Audit Committee consists of three directors: Messrs. Woolsey and Smead and Ms. Warner. Each member meets the independence and qualification standards required by the NASDAQ’s listing standards, except Dr. Smead, who is currently serving as the Company’s Interim Chief Executive Officer. During the fiscal year ended December 31, 2008, the Audit Committee met four times. The Audit Committee has adopted a written charter which is available on the Company’s website at www.americanpatriotbank.com.

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Exchange Act of 1934, as amended, that might incorporate future filings by reference, including this proxy statement, in whole or in part, the following Audit Committee Report and the statements regarding the independence of the members of the Committee shall not be incorporated by reference into any such filings.

The Audit Committee monitors and reviews the performance of the independent auditors and the quality and integrity of the Company's internal accounting, auditing and financial reporting practices. The Committee's chief duties are to:

•	hire one or more independent public accountants to audit the Company's books, records and financial statements and to review its system of accounting, including its systems of internal control;
•	monitor and evaluate, independently and objectively, the Company's internal financial controls and financial reporting procedure;
•	discuss with the independent accountants the results of their audits and reviews;
•	periodically communicate the Committee's findings to the Board of Directors; and
•	facilitate communication among the Board of Directors, the independent auditors, and the Company's management.

The Audit Committee has obtained and reviewed, from the independent auditors, Hazlett, Lewis & Bieter, PLLC, a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence. This statement conforms to Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” The Audit Committee has also discussed with the auditors any relationships that may impact their objectivity and independence, and satisfied itself that the auditors are independent of the Company.

While each member of the Audit Committee has the broad level of general financial experience required to serve on the Committee, members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with the accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of our financial statements are presented in accordance with generally accepting accounting principles or that our auditors are in fact “independent.”

The Audit Committee has reviewed and discussed with management the Company's audited financial statements for the year ended December 31, 2008. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees) and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the Company's financial statements. The Audit Committee has also discussed with the independent auditors their evaluation of the Company's internal controls, and the overall quality of the Company's financial reporting.

Based upon the results of the inquiries and actions discussed above, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in its annual report on Form 10-K for the year ended December 31, 2008, for filing with the Securities and Exchange Commission. The Audit Committee has also recommended the reappointment, subject to shareholder approval, of the independent auditors, Hazlett, Lewis & Bieter, PLLC

Members of the Audit Committee:

William J. Smead
Wendy C. Warner
Roger A. Woolsey

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires the Company's executive officers and directors and persons who own more than 10% of the common stock to file initial reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”), as well as to furnish the Company with a copy of such report. It is the policy of the Company to file these reports with the SEC on behalf of its directors and executive officers. Additionally, SEC regulations require the Company to identify in its Proxy Statement those individuals for whom one of the referenced reports was not filed on a timely basis during the most recent fiscal year. During 2008, to our knowledge, the following directors and/or executive officers of the Company failed to file on a timely basis the following reports:

Name	Position	Number of Late Reports	Number of Transactions Not Reported on a Timely Basis
Michael Burns	Director	1(1)	0
Leonard Lawson	Director(2)	1	2
Jerry Simmerly	Director; Chief Executive Officer(3)	2(4)	1
William Smead	Director; Chairman(5)	1	1
Wendy Warner	Director	1	2
Roger Woolsey	Director	1	1

(1)	Mr. Burns was elected to the Board of Directors on December 16, 2008. The initial statement on Form 3 for Mr. Burns to enter into the Section 16 reporting system was not filed with the SEC until April 29, 2009. An amendment to this Form 3 was filed with the SEC on May 19, 2009 to reflect the securities held by Mr. Burns upon becoming a director and entering into the reporting system. Mr. Burns has not made any late filings with respect to transactions in the Company’s securities.
(2)	Mr. Lawson resigned from the Board of Directors of the Company and the Bank effective May 15, 2009.
(3)	Mr. Simmerly resigned from the Company and the Bank effective March 5, 2009.
(4)	Mr. Simmerly was appointed to serve as the Chief Operating Officer of the Company effective June 1, 2007. The initial statement on Form 3 for Mr. Simmerly to enter into the Section 16 reporting system was not filed with the SEC until April 29, 2009. Mr. Simmerly subsequently failed to file one transaction in the Company’s securities on Form 4 in a timely manner, after he had been appointed to serve as the Company’s Chief Executive Officer.
(5)	Dr. Smead was appointed as the Interim Chief Executive Officer March 5, 2009.

OTHER MATTERS

The Board of Directors, at the time of the preparation of this proxy statement, knows of no business to come before the Annual Meeting other than that referred to herein. If any other business should come before the Annual Meeting, the persons named in the enclosed proxy will have discretionary authority to vote all proxies in accordance with their best judgment.

By Order of the Board of Directors,

/s/ T. Don Waddell
T. Don Waddell
Secretary

Greeneville, Tennessee
May 21, 2009

PROXY

American Patriot Financial Group, Inc.
P.O. Box 610
Greeneville, Tennessee 37744

ANNUAL MEETING OF SHAREHOLDERS
June 26, 2009

PLEASE SIGN AND RETURN PROMPTLY TO
ILLINOIS STOCK TRANSFER
209 W. JACKSON BLVD., SUITE 903
CHICAGO, ILLINOIS 60606

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints William J. Smead or Roger A. Woolsey as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of common stock of American Patriot Financial Group, Inc., which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the General Morgan Inn, 111 North Main Street, Greeneville, Tennessee on Friday, June 26, 2009, at 10:00 a.m. Eastern Daylight Time, or any adjournment thereof.

(1)	As to the election of the Board of Directors listed in the proxy statement delivered in connection with the Annual Meeting:

For all nominees listed below	Withhold Authority to vote for all nominees listed below

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name in the list below)

Wendy C. Warner	Michael Burns
(2)	As to the ratification of the appointment of Hazlett, Lewis & Bieter, PLLC as American Patriot Financial Group, Inc.'s independent accountants and auditors for fiscal 2009.

For	Against	Abstain
(3)	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted for proposals 1 and 2.

Please Sign below and Return to Illinois Stock Transfer, 209 W. Jackson Blvd., Suite 903, Chicago, IL 60606.
This Is the Only Document You Need to Return at this Time.

Date:	Signature of Shareholder(s)
Date:	Signature of Joint Shareholder(s)

  I will attend shareholder meeting

  I will not attend shareholder meeting